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                          SUBSIDIARY SECURITY AGREEMENT

         THIS SUBSIDIARY SECURITY AGREEMENT (the "Security Agreement") is executed as of February __, 1996, and is made by each of the parties listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing counterpart signature pages hereof (each a "Grantor" and collectively the "Grantors") in favor of Banque Paribas, as agent (the "Agent") for itself, the banks (said banks, together with their respective successors and assigns, collectively called the "Banks"), the co-agents (the "Co-Agents") party to the Credit Agreement (as hereinafter defined), any L/C Providers (as defined in the Credit Agreement) and any Interest Rate Providers (as defined in the Credit Agreement).

                              W I T N E S S E T H:

         WHEREAS, Jacor Communications, Inc. (the "Company") is entering into that certain Credit Agreement dated as of the date hereof, with the Banks, the Co- Agents and the Agent (as modified, supplemented, amended, extended, supplanted or restricted from time to time, the "Credit Agreement");

         WHEREAS, the Credit Agreement requires the Company to enter into certain Rate Hedging Agreements (as defined in the Credit Agreement) with Interest Rate Providers;

         WHEREAS, each of the Grantors is a Wholly-Owned Subsidiary of the Company;
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         WHEREAS, Grantors expect to realize substantial direct and indirect benefits as a result of the Company entering into the Credit Agreement and the Rate Hedging Agreements;

         WHEREAS, the execution and delivery of this Security Agreement is a condition precedent to the availability of credit under the Credit Agreement; and

         NOW, THEREFORE, for and in consideration of the foregoing and of the direct and indirect benefits to be received by the Company and the Grantors and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   DEFINITIONS.

         As used in this Subsidiary Security Agreement:

         "Accounts" means "accounts" as defined in Section 9-106 of the UCC.

         "Chattel Paper" means "chattel paper" as defined in Section 9-105 of the UCC.

         "Collateral" means all tangible and intangible Property, wherever located, whether now owned or hereafter existing, in which the Grantors (or any of them) now has or hereafter acquires any right or interest, and the Proceeds (including insurance proceeds), products, substitutions and replacements thereof and additions and accessions thereto and all cash and cash equivalents, bank accounts, special collateral accounts, and all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, including, without limitation, the following property: all Accounts, Chattel Paper, Documents, Deposit Accounts, Equipment, Fixtures,

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General Intangibles, Instruments, Inventory, Stock Rights and Proceeds,
products, additions and accessions thereto or thereof; provided, however, that Collateral shall not include (i) licenses and permits issued by the FCC to the extent it is unlawful to grant a security interest in any such license or permit or to the extent that the grant of any such security interest in any such license or permit would result in the forfeiture of any such license or permit or a default under any such license or permit, (ii) assets and stock of newly formed subsidiaries of the Grantors, to the extent that the Agent is not to receive a security interest therein, as provided in Section 6.15(i) of the Credit Agreement and (iii) collateral pledged to the Agent pursuant to any Subsidiary Pledge Agreement to which any Grantor is a party.

         "Deposit Accounts" means "deposit accounts" as defined in Section 9-105 of the UCC.

         "Documents" means "documents" as defined in Section 9-105 of the UCC.

         "Equipment" means "equipment" as defined in Section 9-109(2) of the UCC.

         "Fixtures" means "fixtures" as defined in Section 9-313 of the UCC.

         "General Intangibles" means "general intangibles" as defined in 9-106 of the UCC including, without limitation, all contract rights, rights to receive payments of money, chooses in action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses (including, without limitation, those issued by the FCC except to the extent that it is unlawful to grant a security interest in any such license or that the grant of any such security interest therein would result in a default under any such license), franchises, leasehold interests in real or personal property,

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rights to receive rentals of real or personal property, and guarantee claims.

         "Instruments" means "instruments" as defined in Section 9-105 of the UCC including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

         "Inventory" means "inventory" as defined in Section 9-109 of the UCC, including, without limitation, all inventory, raw materials, work in process, finished goods, returned or repossessed goods, goods held for sale or lease or furnished or to be furnished under contracts of service and goods released to a Grantor or to third parties under trust receipts or similar documents.

         "Obligations" means, as to each Guarantor, all obligations of such Guarantor under the Subsidiary Guaranty executed by such Guarantor including, without limitation, all obligations of such Guarantor pursuant to Section 1 of such Subsidiary Guaranty.

         "Proceeds" means "proceeds" as defined in Section 9-306 of the UCC.

         "Receivables" means the Accounts, Chattel Paper, Documents, General Intangibles and Instruments.

         "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

         "Stock Rights" means any stock, any dividend or other distribution and any other right or property which a Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of stock constituting Collateral and any stock, any right to

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receive stock and any right to receive earnings, in which a Grantor now has or hereafter acquires any right.

         "Subsidiary Security Agreement" means this Subsidiary Security Agreement, as it may be amended or modified and in effect from time to time.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.   GRANT OF SECURITY INTEREST.

         In order to secure the full and complete payment and performance of the Obligations when due, each Grantor hereby pledges and grants to the Agent for the benefit of the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers, equally and ratably in proportion to the total Obligations owing at any time to the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers, a continuing lien and security interest in the Collateral.

3.   REPRESENTATIONS AND WARRANTIES.


         Each Grantor represents and warrants to the Agent, each Co-Agent, each Bank and each Interest Rate Provider that:

         3.1 Existence and Standing. Such Grantor is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

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         3.2 Authorization, Validity and Enforceability. The execution and delivery by such Grantor of this Subsidiary Security Agreement has been duly authorized by proper corporate proceedings, and this Subsidiary Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in accordance with its terms in respect of all now owned and hereafter acquired Collateral pledged by such Grantor, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         3.3 Conflicting Laws and Contracts. Except as provided in Section 5.3 of the Credit Agreement, neither the execution and delivery by such Grantor of this Subsidiary Security Agreement, nor the creation and perfection of the security interest in the Collateral granted by such Grantor hereunder, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor or such Grantor's certificate of incorporation or bylaws or the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Subsidiary Security Agreement or the grant of the securi-

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ty interest in the Collateral pursuant hereto, other than the filing, within the period established by applicable law, of this Subsidiary Security Agreement with the FCC and as otherwise provided in Section 5.3 to the Credit Agreement.

         3.4 Principal Location. Such Grantor's mailing address and the location of its chief executive office and the books and records relating to the Receivables pledged by such Grantor are disclosed in Exhibit "A" hereto; such Grantor has no other places of business except those set forth in Exhibit "A" hereto.

         3.5 Property Locations. The Inventory and Equipment and Fixtures pledged by such Grantor are located solely at the locations described in Exhibit "A" hereto and have not, within the four months preceding the date of this Security Agreement, been located at any other locations. None of said locations are leased by such Grantor as lessee except those designated in Part B of Exhibit "A" hereto.

         3.6 No Other Names. Except as set forth on Exhibit "A" hereto, such Grantor has not conducted business under any name except the name in which it has executed this Subsidiary Security Agreement.

         3.7 No Default. No Default, Unmatured Default or L/C Default exists as of the date hereof.

         3.8 Receivables. The names of the obligors, amounts owing, due dates and other information with respect to the Receivables pledged by such Grantor are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Agent by such Grantor from time to time upon a request therefor.

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         3.9  Filing Requirements. None of the Equipment pledged by such Grantor
(other than vehicles) is covered by any certificate of title. No security interests or liens have been filed in respect of any of the Collateral under any federal statute (other than filings with the United States Patent and Trademark Office with respect to federally registered patents and trademarks). The legal description and street address of those properties designated by the Agent on which any Fixtures pledged by such Grantor are located are set forth in Exhibit "B" hereto together with the name and address of the record owner of each such property. Upon (a) filing financing statements naming each Grantor as "debtor" and the Agent as "secured party" and describing the Collateral in the filing offices set forth for each such Grantor on Exhibit "E" hereto and (b) the Instruments listed on Exhibit "D" hereto which constitute Collateral having been delivered to the Agent, the security interests in the Collateral (other than (i) motor vehicles, (ii) assets of Georgia Network Equipment, Inc., (iii) Deposit Accounts, (iv) federally registered patents and trademarks to the extent a filing with the United States Patent and Trademark Office is required to perfect a security interest therein and (v) fixtures on real property owned or leased by the Company or any Subsidiary which is not subject to a Mortgage granted to the Agent hereunder) will constitute perfected security interests therein superior and prior to all Liens (other than Liens permitted by Section 6.17 of the Credit Agreement).

         3.10 No Financing Statements. No financing statement describing all or any portion of the Collateral pledged by such Grantor which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except financing statements (a) naming the Agent as secured party, (b) covering Liens permitted by Section 6.17 of the Credit Agreement and (c) as described in Exhibit "C" hereto.

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         3.11 Pledged Securities. Exhibit "D" hereto sets forth a complete and accurate list of the Instruments, if any, delivered by such Grantor to the Agent for the benefit of the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers. Such Grantor is the direct and beneficial owner of each share of stock, if any, listed on Exhibit "D" annexed hereto as being owned by it. Such Grantor further represents and warrants that all of such shares of stock have been duly and validly issued, are fully paid and non-assessable and are owned by such Grantor free and clear of any Liens, except for the security interest granted to the Agent hereunder and Liens permitted by Section 6.17 of the Credit Agreement.

4.   COVENANTS.

         From the date of this Subsidiary Security Agreement and thereafter until this Subsidiary Security Agreement is terminated:

         4.1 General.

             4.1.1 Inspection. Each Grantor will permit the Agent, the Co-Agents, the L/C Providers or any Bank, by its or their representatives and agents, to inspect the Collateral pledged by such Grantor, to examine and (except in the case of confidential information relating to the Company's or any Grantor's relationship with third parties) make copies of the records of such Grantor relating thereto, and to discuss such Collateral and the records of such Grantor with respect thereto with, and to be advised as to the same by, such Grantor's officers and employees and, after the occurrence and during the continuance of any Default, Unmatured Default or L/C Default, with any person or entity which is or may be obligated on any Receivable pledged by such Grantor, all at such reasonable times and intervals as the Agent or any Bank may determine, all at such Grantor's expense.

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             4.1.2 Taxes. Each Grantor will pay before they become delinquent all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists other than Liens permitted by Section
6.17 of the Credit Agreement.

             4.1.3 Records and Reports. Each Grantor will maintain complete and accurate books and records with respect to the Collateral pledged by such Grantor, and furnish to the Agent, with sufficient copies for each of the Banks, and any L/C Providers and any Interest Rate Providers, such reports relating to such Collateral as the Agent shall from time to time reasonably request.

             4.1.4 Notice of Default. Each Grantor will give prompt notice in writing to the Agent, the Banks, and any L/C Providers and any Interest Rate Providers of the occurrence of any Default, Unmatured Default or L/C Default and of any other development (other than the issuance or adoption of any new federal, state or local statute, regulation or ordinance or any other development affecting the broadcasting industry generally), financial or otherwise, which is reasonably likely to materially adversely affect a substantial portion of the Collateral or the ability of such Grantor to pay or perform its obligations hereunder.

             4.1.5 Financing Statements and Other Actions. Each Grantor will execute and deliver to the Agent all financing statements and other documents (and, if so requested by the Agent or any Bank, use its best efforts to obtain landlord waivers) and take such further actions from time to time reasonably requested by the Agent, any Co-Agent or any Bank in order to establish and maintain a first perfected security interest in the Collateral pledged by such Grantor or to otherwise obtain

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the full benefits of this Security Agreement. In addition, without limiting the generality of the foregoing, each Grantor will

             (a) mark conspicuously each and every writing which individually or which when taken with one or more other writings constitutes Chattel Paper included in the Collateral with a legend, in form and substance satisfactory to the Agent, indicating the interest of the Agent therein;

             (b) after the occurrence and during the continuance of a Default or L/C Default, mark conspicuously each document included in the Receivables and, at the request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document or Collateral is subject to the security interest granted hereby; and

             (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Agent hereby.

             4.1.6 Disposition of Collaterial. No Grantor will sell, lease or otherwise dispose of the Collaterial, except as permitted by Section 6.13 of the Credit Agreement.

             4.1.7 Liens. No Grantor will create, incur or suffer to exist any Lien except the security interest created by this Subsidiary Security Agreement and Liens permitted by Section 6.17 of the Credit Agreement. Each Grantor agrees to warrant and defend title to and ownership of the Collateral pledged by such Grantor

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and the lien created by this Subsidiary Security Agreement against the claims of all Persons and maintain and preserve such lien at all times during the term of this Subsidiary Security Agreement.

             4.1.8 Change in Location or Name. No Grantor will (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Collateral disposed of as permitted by Section 4.1.6) at a location other than a location of such Grantor specified in Exhibit "A" hereto or any jurisdiction in the United States in which a financing statement or similar evidence of a security interest under applicable law has been filed against such Grantor as debtor by the Agent as secured party, (ii) maintain records relating to the Receivables at a location of such Grantor other than at the location specified on Exhibit "A", (iii) maintain a place of business at a location other than a location of such Grantor specified on Exhibit "A" hereto, (iv) change its name, or (v) change its mailing address, unless such Grantor shall have given the Agent not less than 30 days' prior written notice thereof.

             4.1.9 Other Financing Statements. No Grantor will sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except financing statements (a) naming the Agent as secured party, (b) covering Liens permitted by Section 6.17 of the Credit Agreement and (c) as described in Exhibit "C" hereto.

         4.2 Receivables.

             4.2.1 Certain Agreements on Receivables. No Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, so long as no Default or L/C Default has occurred

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and is continuing, each Grantor may reduce the amount of Accounts pledged by such Grantor in accordance with its present policies and in the ordinary course of business.

             4.2.2 Collection of Receivables. Except as otherwise provided in this Subsidiary Security Agreement or the Credit Agreement, each Grantor will collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables pledged by such Grantor.

             4.2.3 Delivery of Invoices. Each Grantor will deliver to the Agent immediately upon its request while a Default or L/C Default exists duplicate invoices with respect to each Account pledged by such Grantor bearing such language of assignment as the Agent shall specify.

             4.2.4 Disclosure of Counterclaims on Receivables. If any discount, credit, agreement to make a rebate or to otherwise reduce the amount owing on a Receivable in excess of $50,000 exists or if, to the knowledge of any Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, the Grantor who pledged such Receivable will disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of such Grantor relating to such Receivable and in connection with any invoice or report furnished by such Grantor to the Agent relating to such Receivable.

         4.3 Inventory and Equipment.

             4.3.1 Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment pledged by such Grantor in good repair and working and saleable

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condition, except for obsolete Equipment no longer used or useful in such
Grantor's business.

             4.3.2 Insurance. Each Grantor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment pledged by such Grantor containing a lender's loss payable clause in favor of the Agent (or, upon request therefor, designating the Agent as an additional insured) and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent, (ii) maintain such other insurance on such Inventory and Equipment for the benefit of the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers as is consistent with sound practice in the broadcasting industry and (iii) furnish to the Agent upon the request of the Agent from time to time the originals of all policies of insurance on such Inventory and Equipment and certificates with respect to such insurance.

         4.4 Instruments; Delivery of Pledged Collateral. Each Grantor will (i) deliver to the Agent immediately upon the execution of this Subsidiary Security Agreement, the originals of all Instruments included in the Collateral pledged by such Grantor (other than, so long as no Default or L/C Default has occurred and is continuing, proceeds of Inventory and Receivables collected in the ordinary course of business) which are evidenced by certificates, endorsed in blank, marked with such legends and assigned as the Agent shall specify, and
(ii) hold in trust for the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers upon receipt and immediately thereafter deliver to the Agent any Instrument evidencing or constituting Collateral (other than, so long as no Default or L/C Default has occurred and is continuing, ordinary cash dividends paid with respect to the Instruments which are stock and the Stock Rights related thereto and proceeds of Inventory

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and Receivables collected in the ordinary course of business).

         4.5 Uncertificated Securities. Each Grantor will permit the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers from time to time to cause the appropriate issuers of uncertificated securities constituting Instruments pledged by such Grantor to mark their books and records with the numbers and face amounts of all uncertificated securities constituting Instruments and all rollovers and replacements therefor to reflect the Lien of the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers granted pursuant to this Subsidiary Security Agreement.

         4.6 Stock.

             4.6.1 Changes in Capital Structure of Issuers. Except as permitted by Section 6.12 of the Credit Agreement, no Grantor will (i) permit or suffer any issuer of corporate securities constituting Collateral which issuer is controlled by such Grantor to dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments in favor of any of the foregoing.

             4.6.2 Stock Rights. Each Grantor will deliver to the Agent, promptly upon receipt, all Stock Rights pledged by such Grantor (other than, so long as no Default or L/C Default has occurred and is continuing, ordinary cash dividends received with respect to the Instruments which are stock) and agrees that such Stock Rights shall be held in trust by such Grantor for the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers until delivery thereof to the Agent.

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             4.6.3 Registration of Instruments. Each Grantor will permit any registrable Collateral pledged by such Grantor to be registered in the name of the Agent or its nominee at any time a Default or L/C Default exists at the option of the Required Banks.

             4.6.4 Exercise of Rights in Instruments. Each Grantor will permit the Agent or its nominee at any time a Default or L/C Default exists, without notice but subject to compliance with applicable law and subject to Section 8.18 hereof, to exercise all voting and corporate rights relating to the Collateral pledged by such Grantor, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the stock pledged by such Grantor as Collateral and the Stock Rights as if it were the absolute owner thereof.

         4.7 Federal Claims: Notice to Agent. If at any time from time to time the Agent directs the Company to begin doing so, the Company will promptly notify the Agent of any Collateral pledged by such Grantor which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.

5.   DEFAULT.

         5.1 Default shall mean "Default" as defined in the Credit Agreement, and "L/C Default" shall mean any default under the Citicasters L/C Documents.

         5.2 Acceleration and Remedies. If any Default described in Sections 7.6 or 7.7 of the Credit Agreement shall occur and be continuing with respect to the Company, the Obligations shall immediately become due and payable without any election or action on the part of the Agent, any Co-Agent, any Bank, any L/C Providers or any Interest Rate Provider. If any other Default shall occur

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and be continuing, the Required Banks may declare the Obligations to be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Grantor hereby expressly waives. If any L/C Default shall occur and be continuing, subject to the provisions of any intercreditor agreement in effect from time to time, the L/C Providers may declare the Obligations to be immediately due and payable, without present- ment, demand, protest or notice of any kind, all of which the Grantor hereby expressly waives.

         In such event, the Agent on behalf of the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers may, subject to Section 8.18:

             5.2.1 Obligations That May Be Accelerat- ed. Exercise any or all of the rights and remedies provided (i) in this Subsidiary Security Agreement, (ii) to a secured party when a debtor is in default under a security agreement by the Uniform Commercial Code as enacted in the State of Illinois or other applicable jurisdiction, as amended, and (iii) by any other applicable law including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien; and

             5.2.2 Contingent Obligations. With respect to Obligations which are contingent and cannot be accelerated by their nature, the Agent may require the Grantors (or any of them) to deposit cash or other acceptable collateral in an amount sufficient to cover principal and interest which will have accrued by the maturity date on said Obligations to be held as security for said Obligations in the special collateral account referred to in Section 7.

         5.3 Grantor's Obligations upon Default. Upon the request of the Agent after the occurrence and during

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the continuance of a Default or L/C Default, each Grantor will, subject to
Section 8.18:

             5.3.1 Assembly of Collateral. Assemble and make available to the Agent the Collateral pledged by such Grantor and all records relating thereto at any place or places reasonably specified by the Agent.

             5.3.2 Agent Access. Permit the Agent, by the Agent's representatives and agents, to enter any premises where all or any part of the Collateral pledged by such Grantor, or the books and records relating thereto, or both, are located, to take possession of all or any part of such Collateral and to remove all or any part of such Collateral.

6.   WAIVERS, AMENDMENTS AND REMEDIES.

         No delay or omission of the Agent, any Co- Agent, any Bank or any Interest Rate Provider to exercise any right or remedy granted under this Subsidiary Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or any L/C Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Subsidiary Security Agreement whatsoever shall be valid unless in writing signed by the Agent and the Required Banks, and then only to the extent in such writing specifically set forth; provided, however, that any amendment purporting to release all or any substantial portion of the Collateral shall be valid only if approved in accordance with Section 8.2 of the Credit Agreement. All rights and remedies contained in this Subsidiary Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers until the Obligations to the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest

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Rate Providers until the Obligations to the Agent, the Co-Agents, the Banks, any
L/C Providers and any Interest Rate Providers have been paid in full and the Commitments have been terminated.

7.   PROCEEDS; COLLECTION OF RECEIVABLES.

         7.1 Collection of Receivables. The Agent may at any time after the occurrence and during the continuance of a Default or a L/C Default, by giving the Grantors written notice, elect to require that any or all of the Receivables be paid directly to the Agent for the benefit of the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers. In such event, the Grantor or Grantors pledging such Receivables shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Agent's, the Co-Agents', the Banks', any L/C Provider's and any Interest Rate Provider's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, the Grantors shall thereafter hold in trust for the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers all amounts and proceeds received them with respect to such Receivables and other Collateral and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

         7.2 Lockboxes. Upon request of the Agent at any time after the occurrence and during the continuance of a Default or a L/C Default, the Grantors shall execute and deliver to the Agent the Agent's standard form irrevocable lockbox agreements.

         7.3 Special Collateral Account. The Agent may at any time after the occurrence and during the continuance of a Default or a L/C Default require all cash proceeds of the Collateral received by the Agent to be deposited in a special non-interest-bearing cash collateral account with the Agent and held there as security for the Obligations. No Grantor shall have any control whatsoever over said cash collateral account. The Agent may from time to time
(a) deposit the collateral balances in said cash collateral account into the general operating account of any Grantor with the Agent or (b) apply the collected balances in said cash collateral account to the payment of the Obligations whether or not the Obligations shall then be due.

         7.4 Application of Proceeds. The proceeds of the Collateral shall be applied by the Agent to payment of the Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

             (a) FIRST, to payment of all reasonable costs and expenses of the Agent incurred in connection with the collection and enforcement of the Obligations or of the security interest granted pursuant to this Subsidiary Security Agreement;

             (b) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest, fees and other amounts (other than principal), pro rata amongst each Bank, the Agent, each Co-Agent and each L/C Provider in accordance with the proportion which the accrued interest, fees and other amounts (other than principal) constituting Obligations owing to each such Bank, Agent, Co-Agent and L/C Provider bears to the aggregate amount of accrued interest, fees and other amounts (other than principal) constituting Obligations owing to all of the Banks, the Agent, the Co-Agents and the L/C Providers;

             (c) THIRD, to payment of the principal of the Obligations owing to the Banks, any Bank, any L/C Providers or any Interest Rate Provider, pro rata amongst the Banks, any L/C Providers and any Interest Rate Providers in accordance with the proportion that the principal of the Obligations owing to each such Bank, L/C Provider or Interest Rate Provider bears to the aggregate amount of principal of the Obligations owing to all of the Banks, any L/C Providers and any Interest Rate Providers; and

             (d) FOURTH, the balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Agent into the Grantors' general operating account(s) with the Agent.

8.   GENERAL PROVISIONS.

         8.1 Notice of Disposition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to a Grantor, addressed as set forth in Section 9, at least 10 days prior to any such public sale or the time after which any such private sale or other disposition may be made.

         8.2 Compromises and Collection of Collateral. Each Grantor, the Banks, the Co-Agents, the Agent, any L/C Providers and any Interest Rate Providers recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if a Default or a L/C Default has occurred and is continuing, compromise with the obligor on any Receivable pledged by such Grantor, accept in full payment of any such Receivable such amount as the Agent in its reasonable discretion shall determine or abandon any such Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

         8.3 Secured Party Performance of Company Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation in this Subsidiary Security Agreement which any Grantor has agreed to perform or pay but which it has failed to so perform or pay in a timely manner after a request therefor from the Agent and the Grantors shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.3. The Grantors' obligation to reimburse the Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

         8.4 Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and irrevocably appoints the Agent as its attorney in fact to act on behalf of such Grantor (i) at any time (if such Grantor has failed to do so promptly upon a request therefor) (a) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral pledged by such Grantor, and (b) to file a carbon, photographic or other reproduction of this Subsidiary Security Agreement or any financing statement with re-spect to the Collateral pledged by such Grantor as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in such Collateral and (ii) at any time after the occurrence and during the continuance of a Default or a L/C Default (a) to endorse and collect any cash proceeds of the Collateral, (b) subject to the terms of Section 4.1.6, to enforce payment of the Receivables pledged by such Grantor in the name of the Agent or such Grantor, and (c) to apply the proceeds of any Collateral pledged by such Grantor received by the Agent to the Obligations as provided in Section
7. Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         8.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.6, 4.4, 5.3, 7 and 8.7 will cause irreparable injury to the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers that the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent, the Co-Agents, the Banks, any L/C Providers or any Interest Rate Providers to seek and obtain specific performance of other obligations of such Grantor contained in this Subsidiary Security Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against such Grantor.

         8.6 Use and Possession of Certain Premises. Subject to the provisions of Section 8.18, upon the occurrence and during the continuance of a Default or a L/C Default, the Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral pledged by such Grantor or any records relating to such Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Grantor for such use and occupancy.

         8.7 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.6 and notwithstanding any course of dealing between any Grantor and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.6) shall be binding upon the Agent, the Co-Agents, the Banks, any L/C Providers or any Interest Rate Providers unless such authorization is in writing signed by the Agent with the consent of the Required Banks.

         8.8 Definition of Certain Terms. Terms defined in the Illinois Uniform Commercial Code which are not otherwise defined in this Subsidiary Security Agreement are used in this Subsidiary Security Agreement as defined in the Illinois Commercial Code as in effect on the date hereof.

         8.9 Benefit of Agreement. The terms and provisions of this Subsidiary Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers and their respective successors and assigns, except that no Grantor shall have the right to assign its rights under this Subsidiary Security Agreement or any interest herein, without the prior written consent of the Agent.

         8.10 Survival of Representations. All representations and warranties of the Grantors contained in this Subsidiary Security Agreement shall survive the execution and delivery of this Subsidiary Security Agreement.

         8.11 Taxes and Expenses. Any Taxes payable or ruled payable by Federal or State authority in respect of this Subsidiary Security Agreement shall be paid by the Grantors, together with interest and penalties, if any, other than those Taxes expressly excluded under Section 3.2(a)(i) and 3.2(a)(ii) of the Credit Agreement. The Grantors shall reimburse the Agent for any and all reasonable out-of-pocket expenses and internal charges customarily charged by the Agent (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Subsidiary Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).

         8.12 Headings. The title of and section headings in this Subsidiary Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Subsidiary Security Agreement.

         8.13 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations or commitments therefor outstanding) until (i) the Agent has received written notice of its termination from the Company or its agents or the Liens in favor of the Agent have been released, (ii) no Obligations to the Agent, the Co-Agents, the Banks, any L/C Providers or any Interest Rate Providers shall be outstanding and (iii) the Commitments shall have been terminated. At such time, at the reasonable request and at the sole expense of the Company, the Agent shall execute and deliver such documents and instruments as may be necessary to evidence such termination and release.

         8.14 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Agent relating to the Collateral.

         8.15 CHOICE OF LAW; CONSENT TO JURISDICTION. THIS SUBSIDIARY SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY SECURITY AGREEMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.

         8.16 Distribution of Reports. Each Grantor authorizes the Agent, as the Agent may elect in its sole discretion, to discuss with and furnish to the Co-Agents, the Banks, any L/C Providers, any Interest Rate Providers or to any other person or entity having an interest in the Obligations (whether as a guarantor, pledgor of collateral, participant or otherwise) all financial statements, audit reports and other information pertaining to such Grantor whether such information was provided by such Grantor or prepared or obtained by the Agent provided that such other person or entity agrees to hold such information in confidence except for disclosure: (i) to legal counsel, accountants and other professional advisors to such purchaser, (ii) to regulatory officials, (iii) as required by law, regulation or legal process or

(iv) in connection with any legal proceeding to which such person or entity is a party. Neither the Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analyses of any Grantor's condition which the Agent may in its sole discretion prepare and elect to distribute, nor shall the Agent or any of its employees, officers, directors or agents be liable to any person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

         8.17 Indemnity. Each Grantor hereby agrees to assume liability for, and does hereby agree to indemnify and keep harmless the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature, imposed on, incurred by or asserted against the Agent, the Co-Agents, the Banks, any L/C Providers or any Interest Rate Providers, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Subsidiary Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent, the Co-Agents, the Banks, any L/C Providers or any Interest Rate Providers or any Grantor, and any claim for patent, trademark or copyright infringement), excluding any such losses, claims, damages, penalties, judgments, liabilities, costs and expenses which result from the gross negligence or willful misconduct of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider.

         8.18 Control; Limitation of Rights.

              (a) Notwithstanding anything herein to the contrary, this Subsidiary Security Agreement, the other Loan Documents and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Grantor by the Agent, the Co-Agents, the Banks, any L/C Providers or any Interest Rate Providers, or control, affirmative or negative, direct or indirect, by the Agent, the Co-Agents, the Banks, any L/C Providers or any Interest Rate Providers over the management or any other aspect of the operation of any Grantor, which ownership and control remains exclusively and at all times in the Company and such Grantor, and (ii) except for the grant of a security interest hereunder to the extent permitted by law, do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license at any time issued by the FCC to any Grantor ("License"), or the transfer of control of any Grantor within the meaning of Section 310 of the Communications Act of 1934, as amended.

              (b) Notwithstanding any other provision of this Subsidiary Security Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Agent, the Co- Agents, the Banks, any L/C Providers and any Interest Rate Providers hereunder which would affect the operational, voting, or other control of any Grantor, shall be pursuant to Section 310 of the Communications Act of 1934, as amended, to any applicable state laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC.

              (c) Subject to Section 8.18(e), if a Default or a L/C Default shall have occurred and be continuing, each Grantor shall take any action which the Agent, on behalf of the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers may reasonably request in order to transfer and assign to the Agent, or to such one or more third parties as the Agent may designate, or to a combination of the foregoing, each License. To enforce the provisions of this Section 8.18 the Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of each such License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Grantor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if any Grantor shall refuse to authorize the transfer, such Grantor's approval may be required by the court. Upon the occurrence and continuance of a Default or a L/C Default, each Grantor shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Subsidiary Security Agreement including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any License.

              (d) Each Grantor acknowledges that the assignment or transfer of each License is integral to the Agent's, the Co-Agents', the Banks', any L/C Provider's and any Interest Rate Provider's realization of the value of the Collateral, that there is no adequate remedy at law for failure by such Grantor to comply with the provi-sions of this Section 8.18 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 8.18 may be specifically enforced.

              (e) Notwithstanding anything to the contrary contained in this Subsidiary Security Agreement or in any other Transaction Document, neither the Agent, any Co-Agent, any Bank, any L/C Provider nor any Interest Rate Provider shall, without first obtaining the approval of the FCC, take any action pursuant to this Subsidiary Security Agreement which would constitute or result in any assignment of a License or any change of control of any License or any Grantor if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.

         8.19 Insurance Proceeds. Subject to the provisions set forth in Section
6.18 of the Credit Agreement, so long as no Default, Unmatured Default or L/C Default has occurred and is continuing or is reasonably anticipated to occur, insurance proceeds received in respect of Inventory, Equipment and Fixtures shall be remitted to the Grantor pledging such Collateral by the Agent, provided that such proceeds are used to rebuild, repair or restore such Inventory, Equipment or Fixtures to a condition at least as good as its former condition or to replace such Inventory, Equipment or Fixture with like property of at least equal value.

         8.20 Actions Not Releases; Waiver of Defenses. The lien hereunder and the Grantors' obligations and the Agent's, the Co-Agents', the Banks', any L/C Provider's and any Interest Rate Provider's rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance at any time existing in connection with any or all of the Obligations; (ii) any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver or compliance with any terms of any Loan Document; (iv) the insolvency, bankruptcy, or lack of corporate power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of any Grantor in accordance with any Loan Document, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Agent, any Co-Agent, any Bank or any Interest Rate Provider to any Grantor or the Company;
(vi) any neglect, delay, omission, failure, or refusal of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider to notify any Grantor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider against the Company or any Grantor or any new agreement among the Agent, any Co- Agent, any Bank, any L/C Provider, any Interest Rate Provider and any Grantor (or any combination thereof), it being understood that neither the Agent, any Co-Agent, any Bank, any L/C Provider nor any Interest Rate Provider shall be required to give any Grantor any notice of any kind under any circumstances whatsoever, except as required under applicable law, with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Subsidiary Security

Agreement or any Collateral ever delivered to or for the account of the Banks hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers creating same acted in excess of their authority, or for any other reason; or (ix) any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider is required to refund such payment or pay the amount thereof to someone else. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any of the Company or any other Grantor with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any of the Company or any other Grantor (other than by reason of the full payment and performance of all Obligations), (iv) any failure of the Agent to marshal assets in favor of any Grantor or any other Person, (v) any failure of the Agent to give notice of sale or other disposition to any Grantor or any defect in any notice that may be given in connection with any sale or disposition, (vi) any act or omission of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider or others that directly or indirectly results in or aids the discharge or release of any of the Company or any other Grantor or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (vii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligations, or (viii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor, all whether or not any Grantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (viii) of this paragraph. Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Security Agreement or of the existence, creation or incurring of new or additional Obligations.

         8.21 Waiver of Subrogation. Each Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Grantor that arise from the existence, payment, performance or enforcement of such Grantor's obligations under this Security Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider against the Company or any other Grantor or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company or any other Grantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to such

Grantor for the benefit of, and held in trust for, the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers, and shall forthwith be paid to the Agent to be credited and applied upon the Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

         8.22 Grantors Remain Liable. Anything herein to the contrary notwithstanding,

              (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

              (b) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

              (c) neither the Agent, any Co-Agent, any Bank, any L/C Provider nor any Interest Rate Provider shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider be obligated to perform any of the obligations or collect or enforce any claim for payment assigned hereunder.

9.   NOTICES; COUNTERPARTS; ETC.

         9.1 Sending Notices. Any notice required or permitted to be given under this Subsidiary Agreement shall be in writing and may be, and shall be deemed, given, if mailed, three days after the date when deposited in the United States mail, postage prepaid, or if by telegraph or telex, when delivered to the appropriate office for transmission, charges prepaid, or if by personal delivery or by telecopy, when received, addressed to each Grantor at the address set forth on Exhibit "A" hereto as its chief executive office (with copies to Sheli
J. Rosenberg, Esq., Rosenberg & Liebentritt, 2 North Riverside Plaza, Suite 600, Chicago, Illinois 60606, provided, however, that the failure to provide any such copy shall not affect the validity or sufficiency of any such notice), to the Agent at the address indicated below its signature hereto, to the Co-Agents and the Banks at the addresses indicated below their respective signatures to the Credit Agreement, to any L/C Providers at the addresses provided to the Company and the Agent in writing by such L/C Providers and to any Interest Rate Providers at the addresses provided to the Company and the Agent in writing by such Interest Rate Providers.

         9.2 Change in Address for Notices. Each Grantor, the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers may change the address for service of notice upon it by a notice in writing to the other parties.

         9.3 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Subsidiary Security Agreement by signing any such counterpart. This Security Agreement shall be effective when it has been executed by each Grantor and the Agent.

         9.4 Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         9.5 Amendments; etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.6 Joinder. Any other Person may become a Grantor under and become bound by the terms and provisions hereof by executing and delivering to the Agent a counterpart signature page hereto substantially in the form of Appendix I hereto.

         9.7 WAIVER OF JURY TRIAL. THE AGENT AND EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE CO-AGENTS, THE BANKS, ANY L/C PROVIDERS AND ANY INTEREST RATE PROVIDERS ENTERING INTO THE CREDIT AGREEMENT, THE CITICASTERS L/C DOCUMENTS AND ANY RATE HEDGING AGREEMENTS, RESPECTIVELY.

10.  THE AGENT.

         Banque Paribas has been appointed Agent of the Co-Agents, the Banks, the L/C Providers and the Interest Rate Providers hereunder pursuant to Article X of the Credit Agreement, and the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

         IN WITNESS WHEREOF, the undersigned have executed this Subsidiary Security Agreement as of the date first above written.

                                          JACOR BROADCASTING OF FLORIDA, INC.

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:

                                          JACOR BROADCASTING OF ATLANTA, INC.

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:

                                          JACOR BROADCASTING OF KNOXVILLE, INC.

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:

                                          JACOR BROADCASTING OF COLORADO, INC.

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:

                                           JACOR BROADCASTING OF TAMPA BAY, INC.

                                           By:
                                              ----------------------------------
                                                    Name:
                                                    Title:

                                           JACOR BROADCASTING OF ST. LOUIS, INC.

                                           By:
                                              ----------------------------------
                                                    Name:
                                                    Title:

                                           JACOR CABLE, INC.

                                           By:
                                              ----------------------------------
                                                    Name:
                                                    Title:

                                           GEORGIA NETWORK EQUIPMENT, INC.

                                           By:
                                              ----------------------------------
                                                    Name:
                                                    Title:

                                           JACOR BROADCASTING CORPORATION

                                           By:
                                              ----------------------------------

                                                    Name:
                                                    Title:

                                           BROADCAST FINANCE, INC.

                                           By:
                                              ----------------------------------
                                                    Name:
                                                    Title:

                                           CHESAPEAKE SECURITIES, INC.

                                           By:
                                              ----------------------------------
                                                    Name:
                                                    Title:

                                           OIA BROADCASTING L.L.C.

                                           By:
                                              ----------------------------------
                                                    Name:
                                                    Title:

                                           1300 PNC Center
                                           201 East Fifth Street
                                           Cincinnati, Ohio 45202
                                           Attention:  Mr. Terry Jacobs


                                           BANQUE PARIBAS, as Agent

                                           By:
                                              ----------------------------------
                                                    Name:
                                                    Title:

                                           227 West Monroe Street
                                           Suite 3300
                                           Chicago, Illinois  60606

                   Appendix I to Subsidiary Security Agreement

                     [Form of Counterpart Signature Page to
                         Subsidiary Security Agreement]

         By signing below, [each of] the undersigned becomes a Grantor under the Subsidiary Security Agreement dated as of February , 1996, to which this signature page is attached and is made a part, and is bound by the terms thereof.

                                                     [Grantor]


Date:                                                By:
     ---------------------                              ------------------------
                                                           Name:
                                                           Title:


                                                     [Grantor]


Date:                                                By:
     ---------------------                              ------------------------
                                                           Name:
                                                           Title: